UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Filed by a party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a–12
Wag! Group Co.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V73756-P33489 WAG! GROUP CO. 2025 Annual Meeting of Stockholders Vote by June 12, 2025 11:59 PM ET You invested in WAG! GROUP CO. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held online at www.virtualshareholdermeeting.com/PET2025 on June 13, 2025 at 9:00 A.M. Pacific Time. Vote Virtually at the Meeting* June 13, 2025 9:00 AM Pacific Time Virtually at: www.virtualshareholdermeeting.com/PET2025 Get informed before you vote View the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 30, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. WAG! GROUP CO. 55 FRANCISCO STREET #360 SAN FRANCISCO, CA 94133

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V73757-P33489 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters. 1. Election of class III directors For Nominees: 01) Garrett Smallwood 02) Jocelyn Mangan 03) Sheila Marcelo 2. Ratification of re-appointment of independent registered public accounting firm. For 3. To approve the proposal to authorize our Board of Directors, in its discretion but in no event later than September 30, 2025, to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio in the range of 1-for-10 to 1-for-20, such ratio to be determined by the Board of Directors and included in a public announcement. For NOTE: The proxies may vote in their discretion upon such other business that may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.